UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 25, 2012, David R. Pellerin, Senior Vice President, Chief Risk Officer and Interim Chief Accounting Officer, will no longer serve as The Phoenix Companies, Inc. (the “Company”) interim Chief Accounting Officer due to the hiring and appointment of Douglas C. Miller as the Company’s Chief Accounting Officer.

(c) On June 25, 2012, the Company issued a press release announcing that its Board of Directors appointed Mr. Douglas C. Miller, CPA, age 47, as Senior Vice President and Chief Accounting Officer, effective immediately.  The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.  Prior to joining the Company on June 25, 2012, Mr. Miller was a consultant since November 2011.  Prior to that, he served as Vice President and Controller for Sun Life Financial (U.S.) from October 2008 to November 2011. Prior to that, he served as an Audit Partner with Deloitte & Touche LLP from 2005 to October 2008, and a Senior Audit Manager with Deloitte from 2001 to 2005.

Effective as of the Company’s next grant date for equity awards, Mr. Miller will be granted a one-time stock option award to purchase 40,000 shares of Company stock valued at the closing price on the grant date.

Item 9.01                      Financial Statements and Exhibits.

      (d)           Exhibits

  The following exhibit is furnished herewith:

  99.1    Press Release of The Phoenix Companies, Inc. dated June 25, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: June 25, 2012	By:	/s/ Peter A. Hofmann
		Name:	Peter A. Hofmann
		Title:	Senior Executive Vice President and Chief Financial Officer